SCHEDULE 14A
                                  (RULE 14A - 101)
                           INFORMATION IN PROXY STATEMENT
                              SCHEDULE 14A INFORMATION
             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant [X]                      [ ] Confidential, for Use
Filed by a Party other                               of the Commission Only
 than the Registrant [ ]                       (as permitted by Rule 14a-(e)(2))
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to  240.14a-11(c) or 240.14a-12

                      INTERNATIONAL BANCSHARES CORPORATION
                (Name of Registrant as Specified In Its Charter)

                           DENNIS E. NIXON, PRESIDENT
                    (Name of Person(s) Filing Proxy Statement

Payment of Filing Fee (Check the appropriate box):

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii). 14a-6(1)(l), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction
            applies:
            _________________________________________________________________
      2)    Aggregate number of securities to which transaction applies:

            _________________________________________________________________
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and sate how it was determined:

            _________________________________________________________________
      4)    Proposed maximum aggregate value of transaction:

            _________________________________________________________________

      Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:
            _________________________________________________________________
      2)    Form, Schedule or Registration Statement No.:
            _________________________________________________________________
      3)    Filing Party:
            _________________________________________________________________
      4)    Date Filed:
            _________________________________________________________________

                        INTERNATIONAL BANCSHARES CORPORATION
                               Post Office Drawer 1359
                              Laredo, Texas  78042-1359

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD MAY 18, 1995

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of International Bancshares Corporation (the "Company") will be held at the offices of the Company, 1200 San Bernardo, Laredo, Texas, on May 18, 1995 at 7:00 p.m. for the following purposes:

     (1) To elect ten (10) directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;

     (2) To approve the appointment of independent auditors for the 1995 fiscal year;

     (3) To consider and vote upon a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock of the Company;

     (4) To approve and adopt an Agreement and Plan of Merger providing for the merger of the Company into a wholly-owned Texas subsidiary for purposes of changing the state of incorporation of the Company from Delaware to Texas and effecting certain changes in the Certificate of Incorporation and the By-Laws of the Company; and

     (5) To transact such other business as may lawfully come before the meeting or any adjournment thereof.

     The record date for the meeting has been fixed at April 3, 1995. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

     In order to ensure the representation of a quorum at the meeting, shareholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly to the Trust Division, International Bank of Commerce, P. O. Drawer 1359, Laredo, Texas 78042-1359. A return envelope is enclosed for that purpose.

                                       INTERNATIONAL BANCSHARES CORPORATION

                                       DENNIS E. NIXON
                                       President

Dated:  April 20, 1995

                      INTERNATIONAL BANCSHARES CORPORATION
                            1200 San Bernardo Avenue
                               Laredo, Texas 78040

                                 PROXY STATEMENT

                     SOLICITATION AND REVOCATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of International Bancshares Corporation, a Delaware Corporation (the "Company") to be voted at the 1995 Annual Meeting of Shareholders to be held on May 18, 1995 at 7:00 p.m. at the offices of the Company, 1200 San Bernardo, Laredo, Texas. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may be solicited personally by regular employees of the Company at a nominal cost. Any shareholder giving a proxy has the power to revoke it at any time prior to the voting of the proxy by giving notice in person or in writing to the Secretary of the Company or by appearing at the annual meeting and voting in person. The approximate date on which this proxy statement and the accompanying form of proxy are first sent or given to security holders is April 20, 1995.

                                VOTING AT MEETING

     Only holders of record of common stock, par value $1.00 per share ("Common Stock"), of the Company at the close of business on April 3, 1995, shall be entitled to vote at the meeting. There were 5,492,086 shares of Common Stock issued and outstanding on the record date held of record by approximately 1,175 shareholders. Each share of Common Stock is entitled to one vote.

     All shares entitled to vote represented by a properly executed and unrevoked proxy received in time for the meeting will be voted at the meeting in accordance with the instructions given, but in the absence of instructions to the contrary, such shares will be voted affirmatively. Persons empowered as Proxies will also be empowered to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof. If any nominee shall be unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends.

     A quorum for the transaction of business at the Annual Meeting consists of a majority of the outstanding shares of the Common Stock, present in person or by proxy. The election of directors shall be determined by a plurality of the votes cast at the meeting and all other standard proposals shall be determined by a majority of the votes cast on such proposal. Shares of Common Stock of the Company for which an abstention is indicated or a broker non-vote is received will be treated as shares that are present and entitled to vote for purposes of determining the quorum; however, such shares will not be considered to be a vote cast in connection with the approval of any proposal.

                                  PROPOSAL - 1

                              ELECTION OF DIRECTORS

     Ten directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each director is to hold office until the next Annual Meeting and until his successor is elected and qualified. The Proxies named in the accompanying proxy, who have been designated by the Board of Directors of the Company, intend to vote for the following nominees, all of whom are currently directors, unless otherwise instructed in such proxy. All of the nominees are currently directors, except for Mr. Sanchez. Certain information concerning such nominees is set forth below including information regarding their positions with International Bank of Commerce, the Company's lead bank ("IBC"):
                         Served as
  Nominee for            Director
   Director              Since (1)     Age      Principal Occupation (2)
  -----------            ---------     ---      ------------------------
Lester Avigael            1966          68      Retail Merchant
                                                (Las Novedades, Inc.)

R. David Guerra           1993          42      Vice President of the Company
                                                since 1986 and President of the
                                                IBC branch in McAllen, Texas and
                                                Director of IBC since 1990

Irving Greenblum          1981          65      Retail Merchant (Muebleria
                                                Mexico, S.A.), Advisory Director
                                                of IBC since 1977

Richard E. Haynes         1977          52      Attorney at Law; Real Estate
                                                Investments

Roy Jennings Jr.          1966          71      Vice Chairman of the Board of
                                                IBC; Investments

Sioma Neiman              1981          67      International entrepreneur;
                                                Advisory Director of IBC
                                                since 1976

Dennis E. Nixon           1975          52      Chairman of the Board since
                                                May 1992 and President of the
                                                Company since 1979; President
                                                and Chief Executive Officer
                                                of IBC

Leonardo Salinas          1976          61      Vice President of the Company
                                                since 1982; Senior Executive
                                                Vice President and Director
                                                of IBC

Antonio R. Sanchez Jr.     -            52      Chairman of the Board of Sanchez
                                                O'Brien Oil & Gas Corporation;
                                                Investments

Alberto A. Santos         1966          67      Investments; Director of IBC
- ------------
(1) Includes time served as director of IBC. The Company became the successor issuer to IBC on July 28, 1980.

(2) Except as otherwise noted, each nominee has held the office indicated or other offices in the same company for the last five years.

     None of the nominees for director and none of the executive officers have a family relationship with any of the other nominees for director or executive officers, except for Leonardo Salinas and Alberto A. Santos, who are first cousins.
                                        2

     None of the above nominees is a director of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934 or of any company registered under the Investment Company Act of 1940, except for Mr. Sanchez who is Chairman of the Board of Sanchez O'Brien Oil & Gas Corporation.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are Dennis E. Nixon, President and Chairman of the Board; Leonardo Salinas, Vice President; R. David Guerra, Vice President; and Arnoldo Cisneros, Secretary-Treasurer, all of whom are nominees for director except for Arnoldo Cisneros. Arnoldo Cisneros, age 43, is presently Secretary-Treasurer of the Company and Executive Vice President of IBC and has served both organizations since 1982.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors during 1994 consisted of Lester Avigael, Alberto A. Santos and Richard E. Haynes. The Committee met four times during the 1994 fiscal year. Each member of the Committee attended all four meetings, except Lester Avigael who attended only two. The functions of the Audit Committee are to recommend the appointment of the independent auditors; to review the annual plan of the internal and independent auditors; to review annual and quarterly financial reports and to review the results of examinations by the internal auditor and the independent auditors, including recommendations regarding internal controls and operating procedures, along with management's response and follow-up to ensure any necessary corrective action has been implemented. Under applicable law, the Audit Committee is required to review with management and the independent auditors the basis for all financial reports.

     The Compensation Committee of the Board of Directors during 1994 consisted of Lester Avigael, Roy Jennings Jr., Richard E. Haynes and Alberto A. Santos. The Committee met once during the 1994 fiscal year. The primary function of the Compensation Committee is the administration of the Company's 1987 Key Contributor Stock Option Plan.

     The Board of Directors of the Company does not have a standing nominating committee or a committee which performs similar functions.

     During 1994, the Board of Directors held five meetings. All of the directors attended 100% of the aggregate of the total number of meetings of the board and of committees on which they served, except for Lester Avigael and Richard E. Haynes who missed one meeting and Sioma Neiman who attended fewer than 75% of such meetings.
                             PRINCIPAL SHAREHOLDERS

     Insofar as is known to the Company, no person beneficially owned, as of April 3, 1995, more than five percent of the outstanding Common Stock of the Company, except as follows:

                                   Shares of Common Stock      Percent
      Name and Address             Beneficially Owned as         of
     of Beneficial Owner             of April 3, 1995           Class
     -------------------           ----------------------      ------

     Alicia M. Sanchez (1)             1,036,356                18.86%
     2119 Guerrero Street
     Laredo, Texas 78040

     A. R. Sanchez Jr. (2)               551,136                10.03%
     P.O. Box 2986
     Laredo, Texas 78041
                                        3
- ------------
(1) Mrs. Alicia M. Sanchez serves as independent trustee for several trusts. Mrs. Sanchez has the sole power to vote and to dispose of all of the shares owned under these trusts; however, 202,723 shares are held by her as trustee for trusts in which certain of her children and grandchildren have a vested interest in the income and corpus of the trusts.

(2) A. R. Sanchez Jr. owns directly and has the sole power to vote and to dispose of 21,187 shares owned beneficially by him. Mr. Sanchez has the shared power to vote and to dispose of 306,217 shares, which shares are held in the name of a revocable trust for which Mr. Sanchez is the settlor of the trust and his children are the beneficiaries. The trust, as the registered owner of such shares, acting by and through its trustee, has the power to vote such shares, provided that said trustee obtains the prior written consent of one of two designated investment advisors for the trust. As a practical matter, because the trust is revocable at will, Mr. Sanchez controls the voting of the shares held by the trust, and all decisions with respect to the voting of such shares are made with his approval. Mr. Sanchez holds and controls the disposition of the remaining 223,732 shares as trustee for other trusts which his children have a vested interest in the income and corpus and George M. Sanchez, the brother of Mr. Sanchez, has the power to vote the 223,732 shares.

                          SECURITY OWNERSHIP OF MANAGEMENT

     Based upon information received from the persons concerned, each of whom is a nominee for director, the following individuals and all directors and executive officers of the Company as a group owned beneficially as of April 3, 1995, the number and percentage of outstanding shares of Common Stock of the Company indicated in the following table:

    Name of Individual           Shares Beneficially Owned     Percent
    or Identity of Group            as of April 3, 1995        of Class
    --------------------         -------------------------     --------
    Lester Avigael (1)                     62,591                1.14%
    Irving Greenblum (2)                   54,046                1.00%
    R. David Guerra  (3)                   46,517 +                *
    Richard E. Haynes                       6,772                  *
    Roy Jennings Jr. (4)                   85,578                1.56%
    Sioma Neiman (5)                      222,432                4.05%
    Dennis E. Nixon (6)                   262,315 +              4.77%
    Leonardo Salinas (7)                   22,577 +                *
    A. R. Sanchez Jr (8)                  551,136               10.03%
    Alberto A. Santos                      42,598                  *

All Directors and Executive Officers
    as a group (11 persons) (9)         1,369,391               24.92%

   * Ownership of less than one percent
   + Include shares which are issuable upon the exercise of currently exercisable, but unexercised, stock options under the Company's 1987 Key Contributor Stock Option Plan.

(1) The holdings shown for Mr. Avigael include 1,217 shares which he holds as trustee for the benefit of his grandchildren.

(2) The holdings shown for Mr. Greenblum include 6,413 shares in the name of his wife.

(3) The holdings shown for Mr. Guerra include 42,861 shares which he and his wife hold in their names jointly. Total holdings for Mr. Guerra include 3,656 shares which are issuable upon the exercise of currently exercisable, but unexercised, stock options under the Company's 1987 Key Contributor Stock Option Plan.
                                       4

(4) The holdings shown for Mr. Jennings include 27,135 shares which he and his wife hold in their names jointly, and 13,632 shares held in the name of his wife.

(5) The holdings shown for Mr. Neiman include 222,432 shares in the name of Inar Investments, Corp., of which he is the Managing Director.

(6) The holdings shown for Mr. Nixon include 32,812 shares which are issuable upon the exercise of currently exercisable, but unexercised, stock options under the Company's 1987 Key Contributor Stock Option Plan. The holdings shown for Mr. Nixon also include 290 shares held in the name of his wife.

(7) The holdings shown for Mr. Salinas include 2,578 shares which are issuable upon the exercise of currently exercisable, but unexercised, stock options under the Company's 1987 Key Contributor Stock Option Plan.

(8) The holdings shown for Mr. A. R. Sanchez Jr. include 306,217 shares which are held in the name of a revocable trust for which Mr. Sanchez is the settlor of the trust and his children are the beneficiaries. The holdings shown for Mr. A. R. Sanchez Jr. also include 223,732 shares for other trusts which his children have a vested interest and Mr. Sanchez is the trustee.

(9) The holdings shown for all directors and executive officers as a group include 40,364 shares which are issuable upon the exercise of currently exercisable, but unexercised, stock options under the Company's 1987 Key Contributor Stock Option Plan.

     Except as reflected in the notes to the preceding table, each of the individuals listed in the table owns directly the number of shares indicated in the table and has the sole power to vote and to dispose of such shares.

                               EXECUTIVE COMPENSATION
Summary

     The following table contains information concerning the compensation awarded during each of the last three years for the CEO and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 in 1994.

                                                               Long Term
                                                              Compensation     All Other
    Name and                            Annual Compensation   Stock Options   Compensation
Principal Position               Year   Salary (1)   Bonus     (in shares)         (2)
- ------------------               ----   ----------   -----    -------------   -------------
Dennis E. Nixon                  1992   $251,977   $375,000       15,000        $11,691
President and Director of        1993    275,554    450,000          -           11,394
the Company and of IBC           1994    298,580    500,000          -            7,291

Leonardo Salinas                 1992    135,699     22,800        2,500          6,657
Vice President and               1993    139,799     19,191          -            6,379
Director of the Company;         1994    144,099     19,581          -            6,302
Director and Senior
Executive Vice President
of IBC

R. David Guerra                  1992    137,600     30,057        4,000          6,593
Vice President of the            1993    152,430     31,844          -            6,449
Company; President of IBC        1994    162,687     33,558          -            6,461
branch in McAllen, Texas
and Director of IBC

                                        5

   (1) These amounts do not include certain perquisites and other personal benefits, securities or property received by the officers which did not exceed the lesser of $50,000 or 10% of such executive officer's total salary and bonus set forth in the table; however, such amounts include directors fees as well as certain expense allowances.

   (2) All amounts shown in this column consist of funds contributed or allocated by the Company pursuant to the Company's Employee Profit Sharing Plan and Trust.

     Each director of the Company and each director of IBC receives compensation for his services as a director in the amount of $700 for each meeting of the Board he attends and $200 for each meeting of a committee of the Board he attends. Salaried officers who are directors are not compensated for committee meetings. The director fees paid to the named executive officers are included in the salary totals set forth in the table.

Stock Options

     During 1994, the Company did not grant any options to the executive officers of the Company.

     The following table sets forth certain information regarding individual exercises of stock options during 1994 by each of the named executive officers.

                         AGGREGATED OPTION EXERCISES IN 1994
                              AND FY-END OPTION VALUES

                                                  Number of
                                                  Underlying         Value of
                                                  Shares of         Unexercised
                                                  Unexercised       In-the-Money
                                                   Options at        Options at
                      Shares                        12/31/94          12/31/94
                    Acquired on     Value         Exercisable/      Exercisable/
                     Exercise      Realized      Unexercisable     Unexercisable
      Name              (#)         ($) (1)           (#)              ($) (1)
      ----          -----------    --------      -------------     -------------
Dennis E. Nixon          -             -            32,812/          1,350,600/
                                                    22,265             853,250

Leonardo Salinas         -             -             2,578/            101,900/
                                                     3,328             129,400

R. David Guerra        6,375       224,875           3,656/            148,800/
                                                     6,656             258,800

     (1) Market value of underlying shares at exercise, minus aggregate exercise price.

                     REPORT OF THE SALARY AND STEERING COMMITTEE

     The Company's compensation package for each of its executive officers consists of base salary, annual discretionary bonus and a discretionary incentive stock option grant. Stock option grants are determined by the Company's Compensation Committee and are discussed under the Committee's separate report below. All cash compensation paid to executive officers of the Company is paid by IBC. Base salary levels and annual bonuses are recommended by the Salary and Steering Committee of IBC (the "Committee").

                                        6

     The Committee's recommendations regarding each executive officer's compensation is subjective with regard to both the base salary and bonus. The annual financial performance of IBC is the most important factor in the subjective analysis. The bonus program is intended to compensate each executive officer for the officer's contribution to IBC's financial performance during the previous year. At the end of each year based on the financial performance of IBC and the perceived contribution by each executive officer, a base salary recommendation for the next year and a bonus recommendation for the previous year is made for each executive officer by the Committee. The overall bonus pool for executive officers is affected by the earnings performance of IBC for the previous year. All base salary and bonus recommendations of the Committee are subject to final approval of the Board of Directors of IBC.

     With respect to the compensation of Mr. Nixon, the CEO of the Company, the Committee recommends to the Board of Directors the CEO's salary and bonus based on its subjective determination. In determining the CEO compensation, the Committee reviews the objectives of the Company for the previous year and the attainment thereof, principally including the Company's financial performance. Mr. Nixon received a bonus award of $500,000 for 1994, which determination was largely affected by the financial results of the Company during 1994, which included net income of $37.8 million, or $6.65 per share, an amount which represents a 25% increase in earnings per share compared to the previous year. Also, a key element in Mr. Nixon's performance compensation is the Company's excellent return on assets of 1.63% and its very strong return on equity of 21.62%.

     The Salary and Steering Committee has considered the limitations on deductibility of certain compensation under Section 162(m) of the Internal Revenue Code. The Steering Committee's current policy is to ensure that all compensation is deductible under Section 162(m) when paid.

             Lester Avigael                    Roy Jennings, Jr.
             Richard E. Haynes                 Dennis E. Nixon

                        REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors determines the stock option grants to executive officers and key salaried employees of the Company. During 1994, the Compensation Committee did not meet and none of the executive officers or key salaried employees of the Company were granted stock options. The primary purpose of the Company's 1987 Key Contributor Stock Option Plan is to increase the interest of the executive and key salaried employees of the Company and the subsidiary banks in its future growth and success through the added incentive created by the opportunity afforded for stock ownership under the Plan. Over the last few years, the market value of the Common stock has increased significantly and this increase has influenced the decision of the Compensation Committee not to grant any stock options during the last two years.

             Lester Avigael                    Roy Jennings Jr.
             Richard E. Haynes                 Alberto A. Santos

             SALARY AND STEERING AND COMPENSATION COMMITTEES INTERLOCKS
                             AND INSIDER PARTICIPATION

     The Salary and Steering Committee members are Lester Avigael, Richard E. Haynes, Roy Jennings, Jr. and Dennis E. Nixon. Mr. Nixon, President and Chairman of the Board of the Company and President and CEO of IBC, participates in the compensation decisions for all executives and key salaried employees other than himself. The Compensation Committee members are Lester Avigael, Richard E. Haynes, Roy Jennings Jr. and Alberto A. Santos. Messrs. Richard E. Haynes, Dennis E. Nixon and Alberto A. Santos each have total indebtedness outstanding with the subsidiary banks of the Company in an amount which exceeds $60,000, which indebtedness is fully performing and is included in the summary disclosure regarding the aggregate amount receivable to the banks from certain related parties of the Company set forth on page 8, under the caption "Interest of Management in Certain Transactions".

                                         7
Financial Performance

     The graph below summarizes cumulative return experienced by the Company's shareholders over the years 1989 through 1994, compared to the S&P 500 Stock Index and the S & P Regional Banks Index. The calculations were prepared on a dividendsreinvestment basis.

                                TOTAL RETURN ANALYSIS

                        INTERNATIONAL BANCSHARES CORPORATION
                                 VS. MARKET INDICES
                           YEAR END: 12/31/89 TO 12/31/94

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                          1989     1990      1991      1992      1993      1994
                          ----    ------    ------    ------    ------    ------
Int. Bchs. Corp. .......   100    122.22    157.07    214.37    229.75    249.75
S&P 500 ................   100     96.89    126.42    136.05    149.76    151.74
S&P Regional Banks .....   100     71.33    127.61    162.5     172.28    163.06

                            INTEREST OF MANAGEMENT IN
                              CERTAIN TRANSACTIONS

     Some of the directors, executive officers and nominees for directors of the Company and IBC and principal shareholders of the Company and their immediate families and the companies with which they are associated were customers of, and had banking transactions with, the Company's subsidiary banks in the ordinary course of the subsidiary banks' business during 1994, and the Company anticipates that such banking transactions will continue in the future. All loans and commitments to loan included in such banking transactions were made in the ordinary course of business, in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing in the industry at the time for comparable transactions with non-insiders, and, in the opinion of management of the Company, did not involve more than a normal risk of collectibility or present other unfavorable features.

                                        8

     At December 31, 1994, loans outstanding made by all subsidiary banks to directors, executive officers and nominees for directors of the Company and principal shareholders of the Company and to persons or entities affiliated with such individuals aggregated $ 15,997,343.35. At December 31, 1994, all of such loans were current with respect to principal and interest.

     As of July 15, 1994, IBC had sold approximately 44% of its other real estate portfolio to IBC Partners, Ltd., a Texas real estate limited partnership (the "Partnership") owned by certain shareholders of the Company and as a result thereof IBC's total other real estate dropped from $10,831,000 to $6,119,000. Lester Avigael, Roy Jennings Jr., Dennis E. Nixon, A. R. Sanchez, Jr. and Alberto Santos serve as the five managers of IBC Properties, L.C., the general partner of IBC Partners Management, Ltd., which is the general partner of the Partnership. During 1994, the Partnership entered into banking transactions with IBC. All loans and commitments to loan included in such banking transactions were made in the ordinary course of business, in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing in the industry at the time for comparable transactions with non-insiders and, in the opinion of management of the Company, did not involve more than a normal risk of collectibility or present other unfavorable features.

                     FILING OF BENEFICIAL OWNERSHIP REPORTS

     Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose in this proxy statement any failure to file by the applicable dates during 1994. The Company believes that all of these filing requirements were timely satisfied. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

                                  PROPOSAL - 2

                       APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed the firm of KPMG Peat Marwick LLP to audit the accounts of the Company for the 1995 fiscal year. The firm has audited the books of the Company and its predecessor, IBC, annually since 1979.

     Audit services rendered by KPMG Peat Marwick LLP for the fiscal year ended December 31, 1994 included the annual examination of the Company's financial statements, including reports to shareholders and the Securities and Exchange Commission; and consultation on accounting and related matters and services performed in connection with the registration of securities and other regulatory filings.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     Approval of the appointment of independent auditors is not a matter which is required to be submitted to a vote of shareholders, but the Board of Directors considers it appropriate for the shareholders to express whether they approve or withhold their approval of the appointment. If shareholder approval should be withheld, the Board of Directors would consider an alternative appointment for the succeeding fiscal year. The Board of Directors of the Company recommends that the shareholders approve the appointment of KPMG Peat Marwick LLP as the independent auditors. A majority of the votes cast will constitute approval.
                                         9

                                    PROPOSAL - 3

                       INCREASE IN AUTHORIZED SHARES PROPOSAL
INTRODUCTION

      The Company is proposing to amend its Certificate of Incorporation to increase the authorized number of shares of Common Stock, $1.00 par value per share, from 7,000,000 to 15,000,000 (the "Increase in Authorized Shares Proposal"). The Company is requesting its shareholders to approve the proposed increase in the number of authorized shares of Common Stock.

      For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served if the Company's Certificate of Incorporation is amended to increase the authorized number of shares of Common Stock, $1.00 par value per share, from 7,000,000 to 15,000,000 shares. The Board of Directors has unanimously approved and recommends a vote "For" the Increase in Authorized Shares Proposal.

AMENDMENT TO CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors has approved for submission to the shareholders a proposal relating to the amendment of Article Fourth of the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $1.00 per share, from 7,000,000 to 15,000,000. The additional 8,000,000 shares of Common Stock, which will be authorized if this proposal is approved, will increase the number of authorized, unissued and unreserved shares of Common Stock of the Company. Currently, before the proposed increase, the number of authorized, unissued, and nontreasury shares of Common Stock of the Company is 1,506,776. Of this amount, 300,000 shares are reserved for issuance pursuant to the exercise of certain stock options of the Company. The newly authorized shares would, if and when issued, have the same rights and privileges as the shares of Common Stock presently outstanding. The holders of Common Stock have no preemptive rights to acquire any of the Company's Common Stock under the existing Certificate of Incorporation and will not have any such rights if this proposal is approved.

      The Board of Directors believes that it is desirable to have the additional authorized shares of Common Stock available for stock dividends or splits, stock options, future financing and acquisition transactions, and other general corporate purposes, as well as to enable the Company to take advantage of favorable opportunities which may arise in the future. The additional shares of Common Stock would be available for issuance without further action by the shareholders and without the accompanying delay and expense involved in calling a special meeting of shareholders, except as may otherwise be required by law. The issuance of any additional shares of Common Stock may result in a dilution of the voting power of the shareholders, as well as their respective equity interests in the Company. At the date of this Proxy Statement, the Company has no arrangements, commitments or plans with respect to the sale or issuance of any of the additional shares of Common Stock as to which authorization is sought, except for a 25% stock split-up effected through a stock dividend declared on April 3, 1995, subject to approval by the shareholders of the Increase in Authorized Shares Proposal.

      The proposed amendment to the Company's Certificate of Incorporation would cause Article Fourth thereof to read in its entirety as follows:

      Fourth: The total number of shares of stock which the Corporation shall have authority to issue is fifteen million (15,000,000) shares of the par value of One Dollar ($1.00) per share, amounting in the aggregate to Fifteen Million Dollars ($15,000,000). All such shares are of one class and are designated as Common Stock.

                                      10
VOTE REQUIRED FOR APPROVAL

      Approval of the Amendment to Article Fourth requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF INCORPORATION. Unless otherwise specified, all properly executed proxies received by the Company will be voted in favor of the approval of the amendment.

                                    PROPOSAL - 4

                              REINCORPORATION PROPOSAL
INTRODUCTION

      For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from Delaware to Texas (the "Reincorporation" or the "Reincorporation Proposal"). The Board of Directors has unanimously approved and recommends a vote "FOR" the Reincorporation Proposal. The primary purpose of the Reincorporation is to enable the Company to realize a significant savings in state franchise taxes. Shareholders are urged to read carefully the following sections of this Proxy Statement, including the related appendices, before voting on the Reincorporation Proposal. As used herein, the term "IBC Delaware" refers to the Company as it now exists as a Delaware corporation, the term "IBC Texas" refers to the Texas corporation to be formed by IBC Delaware in connection with the Reincorporation, which corporation will be a wholly-owned subsidiary of IBC Delaware. IBC Texas, through the Reincorporation, will become the successor to the business of IBC Delaware. After the Reincorporation, the name of the Company will continue to be "International Bancshares Corporation." The term "Company" as used herein refers to either or both of IBC Delaware and IBC Texas as the context requires.

      If the Increase in Authorized Shares Proposal is approved by the shareholders, the Company's authorized number of shares of common stock, par value $1.00 per share, will be increased from 7,000,000 to 15,000,000. The form of Articles of Incorporation of IBC Texas, which will be the Articles of the Company after the Reincorporation (the "IBC Texas Articles"), currently authorize 15,000,000 shares of common stock, par value $1.00 per share ("IBC Texas Common Stock"). If, however, the Reincorporation Proposal is approved, but the Increase in Authorized Shares Proposal is not approved, the number of authorized shares of IBC Texas Common Stock will be decreased to reflect IBC Delaware's currently authorized 7,000,000 shares. The Increase in Authorized Shares Proposal and the reasons for such proposal are described separately in this Proxy Statement. See "Increase in Authorized Shares Proposal" (Proposal Three).

      The discussion contained herein is qualified by reference to the form of the Agreement and Plan of Merger (the "Merger Agreement") by and between IBC Delaware and IBC Texas and the form of the IBC Texas Articles in substantially the form attached hereto attached hereto as Appendices "A" and "B," respectively. The IBC Texas Articles in substantially the form attached hereto have been or will be filed with the Texas Secretary of State. The provisions of the IBC Texas By-Laws are substantially similar to the IBC Delaware By-Laws. The Company will provide a copy of the IBC Texas By-Laws, which will be the By-Laws of the Company after the Reincorporation, to any shareholder of the Company who submits a request in writing, mailed or delivered to the Secretary at the corporate offices of the Company prior to the Annual Meeting. Please see the discussion below entitled "Certain Differences Between the Corporate Statues of Delaware and Texas" for more information regarding the Articles and By-Laws of IBC Texas.

REINCORPORATION OF THE COMPANY

      The Reincorporation will be effectuated by merging (the "Merger") IBC Delaware with and into IBC Texas, a Texas corporation being formed by IBC Delaware for the purpose of the Reincorporation. Upon completion of the Merger, IBC Delaware will cease to exist and IBC Texas will continue to operate the business of the Company under the name "International Bancshares Corporation."

      Shareholders of IBC Delaware will automatically become shareholders of IBC Texas, and their rights will be governed by Texas law and the IBC Texas Articles and the IBC Texas By-Laws rather than by Delaware law and the existing Certificate of Incorporation and By-Laws of IBC Delaware. If approved by the shareholders of IBC Delaware and if certain other conditions set forth in the Merger Agreement are satisfied, the Reincorporation will become effective upon the filing of Articles of Merger with the Texas Secretary of State (the "Effective Date").

      The Reincorporation is intended to be consummated as soon as practicable following the Annual Meeting, and the Company will publicly announce the consummation of the Reincorporation promptly after its completion. However, pursuant to the Merger Agreement, at any time before the Effective Date, the Merger Agreement may be terminated and the Reincorporation may be abandoned for any reason whatsoever by the Board of Directors of either IBC Delaware or IBC Texas. In addition, the Merger Agreement, as well as the IBC Texas Articles, may be amended by the Boards of Directors of IBC Delaware and IBC Texas at any time prior to the Effective Date, provided that an amendment made subsequent to the approval and adoption of the Merger Agreement by the shareholders of IBC Delaware shall not: (1) alter or change the current rate of exchange of one share of IBC Texas Common Stock for each outstanding share of Company Common Stock ("IBC Delaware Common Stock"), (2) alter or change any term of the IBC Texas Articles (except revisions made to change the registered agent or registered office of IBC Texas or to reduce the number of authorized shares of IBC Texas Common Stock in the event the Increase in Authorized Shares Proposal is not approved), or (3) alter or change any of the terms and conditions of the Merger Agreement, if such alteration or change would adversely affect the shareholders of IBC Delaware, without further approval of the shareholders. Further, the Boards of Directors of IBC Delaware and IBC Texas may make any necessary amendments to the Merger Agreement, the IBC Texas Articles or the IBC Texas By-Laws in response to the comments of the Delaware Secretary of State, the Texas Secretary of State or the Federal Reserve Bank of Dallas.

      Pursuant to the Merger Agreement, on the Effective Date the outstanding shares of IBC Delaware Common Stock will automatically be converted on the basis of one (1) share of IBC Texas Common Stock for one (1) share of IBC Delaware Common Stock, and each outstanding option of IBC Delaware to purchase shares of IBC Delaware Common Stock will, by operation of law, be assumed by IBC Texas and will be deemed to constitute an option to purchase, on the same terms and conditions as were applicable under such option immediately prior to the Effective Date, the same number of shares of IBC Texas Common Stock. Each stock certificate representing issued and outstanding shares of IBC Delaware Common Stock will continue to represent the same number and class of shares of IBC Texas Common Stock. It will not be necessary for shareholders to exchange their existing stock certificates for certificates of IBC Texas Common Stock. However, shareholders may exchange their certificates if they so choose. The Company expects that shares of IBC Texas Common Stock will be traded in the over-the-counter market and reported in the National Quotation Bureau's "Pink Sheets" (the "Pink Sheets"), as is currently the case with the IBC Delaware Common Stock.

PRINCIPAL REASONS FOR THE REINCORPORATION

      The Board of Directors and management believe that it is in the best interests of the Company and its shareholders to change the state of incorporation of the Company from Delaware to Texas. The Board of Directors has determined that the Company can reincorporate in the State of Texas and maintain substantially all of the initially desired benefits of doing business as a Delaware corporation without the significant tax burden of the State of Delaware. Absent the Delaware franchise tax burden upon the Company, management and the Board of Directors would not be recommending the Reincorporation at this time.

      Delaware imposes an annual franchise tax on corporations incorporated in that state. The Delaware franchise tax is assessed based on the lesser value determined by either of two complex equations. The Company's annual franchise tax in Delaware is based on the number of authorized shares and gross assets of the Company. If the Company were to increase its authorized shares of Common Stock to 15,000,000, as proposed in the Increase in Authorized Shares Proposal, the annual franchise tax in Delaware would be approximately $75,000. Based on the current 7,000,000 authorized shares, the annual Delaware franchise tax is approximately $35,000. Texas also imposes an annual franchise tax on its corporations. However, the Company is already subject to the Texas franchise tax laws because the Company has qualified to do business in the State of Texas as a foreign corporation. Thus, the Reincorporation would eliminate the Company's Delaware franchise tax liability while not subjecting the Company to any Texas franchise tax to which it is not already subject. Moreover, Texas does not calculate franchise tax liability based on the number of shares a Company has authorized for issuance, a method which, due to the Company's capital structure, currently results in a high franchise tax liability in Delaware. Therefore, significant franchise tax savings will be recognized through the Reincorporation.

      The Board of Directors and management believe that the business corporation law set forth in the Texas Business Corporation Act ("TBCA") is a modern corporate body of law that will meet the business needs of the Company once the Reincorporation is effectuated. Texas has comprehensive, modern, flexible corporate statutes that are periodically updated and reviewed to meet changing business needs. Due to a concerted effort by the Texas Legislature over the last decade, Texas has become a significantly more desirable jurisdiction in which to incorporate. In view of these corporate law developments and the fact that the Company is a bank holding company with all of its bank operations in Texas, the Board of Directors recommends that the Company reincorporate in Texas. The Board of Directors believes that the Reincorporation will allow the Company to continue to plan the legal aspects of its future activities with certainty and without the additional cost of the Delaware franchise tax provisions.

POSSIBLE ADVERSE EFFECTS ON SHAREHOLDERS

      Notwithstanding the belief of the Board of Directors and management as to the benefits to shareholders of the Reincorporation, shareholders should realize that there are certain possible adverse effects of the Reincorporation. The primary adverse effect is the lack of predictability resulting from a more limited body of case law interpreting the TBCA as compared to the established body of case law interpreting the Delaware General Corporation Law (the "DGCL"). The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. Thus, the DGCL and the court decisions construing it are widely regarded as the most extensive and well-defined body of corporate law in the United States, although some commentators believe the Delaware courts establish principles that often create more questions than they resolve. Conversely, there is substantially less case law in Texas interpreting the TBCA. For a detailed summary of significant differences between Delaware and Texas corporate law, see "Certain Differences Between the Corporation Statutes of Delaware and Texas" set forth below.

NO CHANGE IN BUSINESS, MANAGEMENT, ASSETS, LIABILITIES OR NET WORTH

      The Reincorporation will effect a change in the legal domicile of IBC Delaware from Delaware to Texas It will also produce those changes resulting from the difference between Delaware and Texas law and between IBC Delaware's Certificate of Incorporation and By-Laws and the IBC Texas Articles and By-Laws and other changes of a legal nature, certain of which are described in this Proxy Statement. The changes that will result from the Reincorporation include:
(a) a substantial annual savings in state franchise taxes; (b) the Company will be subject to Texas law; and (c) the increase in the number of authorized shares of Common Stock to 15,000,000 (if the Increase in Authorized Shares Proposal is approved by the shareholders).

      The Reincorporation will not result in any change in the business, management, location of the principal facilities, fiscal year, assets, liabilities or net worth of the Company and will have no material accounting implications. Upon completion of the Merger, all of the previously outstanding shares of IBC Delaware Common Stock will be automatically converted into the same number and class of shares of IBC Texas Common Stock. The 1987 International Bancshares Corporation Key Contributor Stock Option Plan, as Amended and Restated, will be continued by IBC Texas. The Company's employee benefit arrangements will be continued by IBC Texas upon the terms and subject to the conditions then currently in effect. The directors of IBC Texas will be the same as the directors of IBC Delaware immediately preceding the Merger; accordingly, only those individuals elected as directors of IBC Delaware at the Annual Meeting will serve as directors of IBC Texas after the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The Company intends to treat the Merger for federal income tax purposes as an event from which the Company will recognize no taxable income or loss. Furthermore, the shareholders should recognize no gain or loss on the exchange of their shares of IBC Delaware Common Stock for shares of IBC Texas Common Stock, and the tax basis in and the holding period (provided that the shares of IBC Delaware Common Stock held by such exchanging shareholder are held as a capital asset) of each such shareholder's shares of IBC Texas Common Stock will be the same as the basis in and holding period of such shareholder in the shares of IBC Delaware Common Stock exchanged therefor.

      THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE REINCORPORATION AND IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE REGULATIONS PROMULGATED THEREUNDER, PUBLISHED REVENUE RULINGS AND CASES IN EFFECT AT THE TIME OF THIS PROXY STATEMENT. THERE CAN BE NO ASSURANCE THAT FUTURE CHANGES IN THE FOREGOING PRECEDENTS WILL NOT ADVERSELY AFFECT THE TAX CONSEQUENCES DISCUSSED HEREIN OR THAT THERE WILL NOT BE DIFFERENCES OF OPINION AS TO THE INTERPRETATION OF SUCH PRECEDENTS. ACCORDINGLY, SHAREHOLDERS SHOULD CONSULT THEIR OWN ADVISERS AS TO THE TAX TREATMENT WHICH MAY BE ANTICIPATED TO RESULT FROM THE REINCORPORATION REGARDING THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF STATE AND LOCAL LAWS.

ACCOUNTING TREATMENT

      The Reincorporation will have no impact on the carrying amount of assets or liabilities of the Company as currently reported.

CERTAIN SECURITIES LAW CONSEQUENCES

      The shares of IBC Texas Common Stock to be issued in exchange for shares of IBC Delaware Common Stock will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). In that respect, IBC Texas will rely on Rule 145(a)(2) promulgated under the Securities Act, which provides that a merger which has as its sole purpose a change in the domicile of a corporation does not involve the sale of securities for purposes of the Securities Act. After the Merger, IBC Texas will be deemed to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, as a successor issuer to IBC Delaware, and it will be required to file with the Securities and Exchange Commission and provide to its shareholders the same type of information that IBC Delaware has previously been required to file with the Securities and Exchange Commission and provide to its shareholders. The IBC Texas Common Stock is expected to be reported in the National Quotation Bureau's "Pink Sheets." Shareholders whose stock in IBC Delaware is freely tradable before the Merger will receive freely tradable shares of IBC Texas. Shareholders holding restricted securities of IBC Delaware will continue to hold restricted securities of IBC Texas, and, if they decide to exchange their certificates, will receive stock certificates of IBC Texas bearing substantially the same restrictive legend as appears on their present stock certificates. For purposes of computing compliance with the holding period of Rule 144, shareholders will be deemed to have acquired their shares of IBC Texas Common Stock on the date they acquired their shares of IBC Delaware Common Stock. In summary, IBC Texas and its shareholders will be in the same respective position under the federal securities laws after the Merger as were IBC Delaware and its shareholders prior to the Merger.

CERTAIN DIFFERENCES BETWEEN THE CORPORATE STATUTES OF
DELAWARE AND TEXAS

      Although the DGCL and the TBCA are similar in many respects, there are a number of differences between the two statutes which should be carefully considered by the shareholders in evaluating the proposed Reincorporation. The following summary, which sets forth certain material differences between the two statutes, does not purport to be a complete statement of all differences between the DGCL and the TBCA, nor does it purport to be a complete statement of the provisions of the two statutes which it compares.

      The following summary is qualified in its entirety by the laws of Delaware and Texas, and reference is made to those laws for a complete statement of their provisions. Certain of the significant differences between the provisions of the DGCL and the TBCA that could materially affect the rights of shareholders are discussed below.

      MERGERS

            Under the DGCL, a merger or consolidation must be approved by the board of directors and by the holders of a majority of outstanding stock of the corporation entitled to vote thereon, provided that no vote of shareholders of a constituent corporation surviving a merger is required (unless the corporation's certificate of incorporation provides otherwise) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of stock of the surviving corporation outstanding before the merger is an identical outstanding share after the merger, and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized, unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

            Under the TBCA, shareholders generally have the right, subject to certain exceptions, to vote on mergers to which the corporation is a party. In certain circumstances, different classes of securities may be entitled to vote separately as classes with respect to such mergers. Unless the articles of incorporation provide otherwise, approval of the holders of at least two-thirds of all outstanding shares entitled to vote is required by Texas law to approve a merger. The IBC Texas Articles contain a provision limiting the vote required to a majority of the shares entitled to vote on such matter. The approval of the shareholders of the surviving corporation in a merger is not required under Texas law if (i) the corporation is the sole surviving corporation in the merger; (ii) there is no amendment to the corporation's articles of incorporation;
      (iii) each shareholder holds the same number of shares after the merger as before with identical designations, preferences, limitations and relative rights; (iv) the voting power of the shares outstanding after the merger plus the voting power of the shares issued in the merger does not exceed the voting power of the shares outstanding prior to the merger by more than 20%; (v) the number of shares outstanding after the merger plus the shares issued in the merger does not exceed the number of shares outstanding prior to the merger by more than 20%; and (vi) the board of directors of the surviving corporation adopts a resolution approving the plan of merger. Additionally, under the TBCA certain mergers involving a corporation and its wholly-owned subsidiary do not require the approval of the shareholders of one or both corporations.

      SALE OF ASSETS

            Under the DGCL, a corporation may sell, lease or exchange all or substantially all of its property and assets when and as authorized by a majority of the holders of the outstanding stock of the corporation entitled to vote thereon, unless the corporation's certificate of incorporation provides otherwise. IBC Delaware's Certificate of Incorporation is silent on this matter, so the applicable provisions of the DGCL apply.

            The TBCA provides that the sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture, unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets of a corporation, if not made in the usual and regular course of its business, requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless the corporation's articles of incorporation specify another proportion. The IBC Texas Articles contain a provision limiting the vote required to a majority of the shares entitled to vote on such matter.


      DISSENTER'S RIGHTS

            Under the DGCL, a shareholder in certain mergers or consolidations may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Appraisal rights are not available under the DGCL with respect to certain mergers involving corporations and their wholly-owned subsidiaries and with respect to certain other types of mergers. Shareholders of IBC-Delaware will have no appraisal rights in connection with the Reincorporation. See "Appraisal Rights of Dissenting Shareholders."

            Under the TBCA, a shareholder is entitled, with certain exceptions, to dissent from and, upon perfection of the shareholder's appraisal rights, to obtain the fair value of his or her shares in the event of certain corporate actions, including certain mergers, share exchanges, sales of substantially all the assets of the corporation, and certain amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights.


      PROVISIONS AFFECTING CONTROL SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

            The DGCL prohibits a Delaware corporation from engaging in a "business combination" with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. With certain exceptions, an interested shareholder is a person or group who or which owns 15% or more of the corporation's outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years. A Delaware corporation may elect not to be governed by this restriction through a provision of its original certificate of incorporation or an amendment thereto or to the bylaws, which amendment must be approved by majority shareholder vote and may not be further amended by the board of directors. IBC Delaware has not opted out of this restriction.

            The TBCA does not have a provision similar to this restriction.

      ACTIONS WITHOUT A MEETING

            Under the DGCL, unless a corporation's certificate of incorporation provides otherwise, any action to be taken by shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The Certificate of Incorporation of IBC Delaware is silent on this matter.

            Under the TBCA, any action to be taken by shareholders at a meeting may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing. In addition, a Texas corporation's articles of incorporation may provide that shareholders may take action by a consent in writing signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. The IBC Texas Articles contain such a provision.

                                      16
      REMOVAL OF DIRECTORS

            Under the DGCL, unless otherwise provided in a corporation's certificate of incorporation or by-laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except (i) in the case of a corporation having a classified board, and unless the certificate of incorporation provides otherwise, shareholders may affect such removal only for cause, and (ii) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if they were cumulatively voted at an election of the entire board of directors.

            The TBCA provides that if a corporation's articles of incorporation or bylaws so provide, at a meeting of shareholders called for that purpose, any director or the entire board of directors may be removed with or without cause, by the vote of the holders of the portion of shares specified in the corporation's articles of incorporation or bylaws, but not less than a majority of the shares entitled to vote at an election of directors. The IBC Texas By-Laws provide that at any special meeting of shareholders called for that purpose, directors may be removed with or without cause by the holders of a majority of the shares entitled to vote for the election of directors.

      VACANCIES IN BOARD OF DIRECTORS

            Under the DGCL, unless a corporation's certificate of incorporation or bylaws provide otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office.

            Under the TBCA, any vacancy occurring in the board of directors of a corporation may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors. A directorship to be filled by reason of an increase in the number of directors may be filled by the shareholders or by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders, provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

      INSPECTION OF BOOKS AND RECORDS

            The DGCL permits any shareholder of record to inspect a corporation's stock ledger, the shareholder list and its other books and records for any purpose reasonably related to such person's interest as a shareholder provided that his written demand under oath is directed to the company's registered office in Delaware or to its principal place of business.

            The TBCA permits any person who shall have been a shareholder for at least six months immediately preceding his demand, or who is the holder of at least 5% of the outstanding stock of the corporation, upon written demand stating the purpose thereof, to examine the relevant books and records of account, minutes, and share transfer records of the corporation.

      RIGHT TO CALL SPECIAL MEETINGS OF SHAREHOLDERS

            Under the DGCL, special meetings of the shareholders may be called by the board of directors or such other persons authorized in the certificate of incorporation or bylaws.

            Under the TBCA, a special meeting of shareholders may be called by the president, board of directors or shareholders as may be authorized in the articles of incorporation or bylaws of the corporation or by the holders of at least 10% of all the shares entitled to vote at the proposed special meeting, unless the articles of incorporation provide for a number of shares greater than or less than 10%, in which event, special meetings of the shareholders may be called by the holders of at least the percentage of shares so specified in the articles of incorporation, but in no event shall the articles of incorporation provide for a number of shares greater than 50%.

            Under the By-Laws of IBC Delaware and the IBC Texas Articles and ByLaws, special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President, or the holders of at least a majority (or 50% in the case of IBC Texas) of the outstanding shares entitled to vote at the proposed special meeting.

      AMENDMENTS TO CERTIFICATE OR ARTICLES OF INCORPORATION

            Under the DGCL, an amendment to a corporation's certificate of incorporation must be approved by a majority of the board of directors and by the holders of a majority of the corporation's stock entitled to vote thereon, unless the certificate of incorporation provides for a greater number. The Certificate of Incorporation of IBC Delaware does not provide for such a greater number.

            Under the TBCA, an amendment to a corporation's articles of incorporation requires the approval of the holders of at least two-thirds of the outstanding shares of the corporation, unless a different amount, not less than a majority, is specified in the articles of incorporation. The IBC Texas Articles contain a provision limiting the vote required to a majority of the shares entitled to vote on such matter.

      CUMULATIVE VOTING

            Under the DGCL, cumulative voting is not available unless so provided in a corporation's certificate of incorporation. The Certificate of Incorporation of IBC Delaware does not provide for cumulative voting.

            Under the TBCA, cumulative voting is available unless prohibited by the articles of incorporation. The IBC Texas Articles expressly prohibit cumulative voting.

      DIVIDENDS, STOCK REPURCHASES AND REDEMPTIONS

            The DGCL provides that a corporation may, unless otherwise restricted by its certificate of incorporation, declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the current and/or preceding fiscal year so long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Additionally, the DGCL generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to pay dividends on, or to make repurchases or redemptions of, its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis.

            The TBCA provides that, subject to restrictions in a corporation's articles of incorporation, the board of directors of the corporation may authorize, and the corporation may make, distributions. A distribution may not be made by a corporation, however, if after giving effect thereto the corporation would be insolvent or the distribution exceeds the surplus of the corporation, provided, however, that if the net assets of the corporation are not less than the amount of the proposed distribution, the corporation may make a distribution involving a purchase or redemption if made by the corporation to: (a) eliminate fractional shares; (b) collect or compromise indebtedness owed by or to the corporation; (c) pay dissenting shareholders entitled to payment for their shares under Texas law; or (d) effect the purchase or redemption of redeemable shares in accordance with the TBCA.

      LIMITATION ON DIRECTOR LIABILITY

            The DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to the corporation or its shareholders for monetary damages for breaches of fiduciary duty, including conduct which could be characterized as negligence or gross negligence. The DGCL expressly provides, however, that the liability for breaches of the director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The DGCL further provides that no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. The Certificate of Incorporation of IBC Delaware contains a provision eliminating director liability to the extent permitted by the DGCL.

            Texas law permits a corporation to include in its articles of incorporation a provision that a director of the corporation is not liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that such a provision cannot eliminate or limit the liability of a director for (a) a breach of a director's duty of loyalty to the corporation or its shareholders; (b) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;
      (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (d) an act or omission for which the liability of a director is expressly provided for by statute. The IBC Texas Articles contain a provision eliminating director liability to the fullest extent provided by Texas law.

      INDEMNIFICATION

            Both Texas and Delaware permit corporations to indemnify their directors and officers for liabilities incurred by them by reason of serving as directors or officers of their corporations or of other corporations and entities at the request of their corporations.

            Under the TBCA, a corporation may indemnify a director for liabilities and expenses in respect to actions brought against him by reason of serving as a director of officer of the corporation (or of another entity at the request of the corporation) if he conducted himself in good faith and reasonably believed that (i) in the case of conduct in his official capacity as a director, his conduct was in the corporation's best interests, and (ii) in all other cases, that his conduct was at least not opposed to the best interest of the corporation. Indemnification for criminal actions also requires the director to have had no reasonable cause to believe his conduct was unlawful. Expenses may also be advanced to a director in respect of a proceeding if the corporation receives a written affirmation of his good faith belief that he has met the standards for indemnification and undertakes to reimburse the corporation for the expenses if it is ultimately determined that he did not meet the standard or is otherwise not entitled to indemnity. In addition, if the director is found liable to the corporation on the basis that a personal benefit was improperly received by him, indemnification will be limited to expenses actually incurred and will not be available if the director is found liable for willful or intentional misconduct in the performance of his duty to the corporation. The IBC Texas Articles and By-Laws provide for the mandatory indemnification of directors, officers and certain other persons to the extent permitted by the TBCA.

            Under the DGCL, a director or officer may be indemnified if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action or proceeding had no reasonable ground to believe his conduct was unlawful. If the action is in the name of the corporation, no indemnification may be provided if the person is adjudged liable unless the court determines that such indemnification is proper. Expenses may also be advanced to a director or officer upon receipt of an undertaking by or on behalf of such director or officer to repay such amounts advanced if it is ultimately determined the director or officer is not entitled to indemnification. The DGCL provides that the indemnification permitted by statute is not exclusive. The Certificate of Incorporation and By-Laws of IBC Delaware provide for the mandatory indemnification of directors, officers and certain other persons.

      PREEMPTIVE RIGHTS

            Under the DGCL, shareholders of a corporation have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided in the corporation's certificate of incorporation. The Certificate of Incorporation of IBC Delaware does not provide for preemptive rights.

            Under the TBCA, shareholders of a corporation have a preemptive right to acquire additional, unissued, or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares, except to the extent limited or denied by statute or by the corporation's articles of incorporation. The IBC Texas Articles expressly deny preemptive rights.

      DISSOLUTION

            The TBCA requires that voluntary dissolution occur upon the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote thereon, unless a different amount, not less than a majority, is specified in the articles of incorporation. The IBC Texas Articles contain a provision limiting the vote required to a majority of the shares entitled to vote on such matter. Under the DGCL, voluntary dissolution of a corporation requires the adoption of a resolution by a majority of the board of directors and the affirmative vote of a majority of the outstanding shares entitled to vote thereon, together with a majority vote of the outstanding shares of each class or series entitled to vote as a class. Alternatively, both the TBCA and the DGCL permit the voluntary dissolution of a corporation without the approval of the board of directors pursuant to the written consent of all shareholders.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

      Under some circumstances, a shareholder of a Delaware corporation has the right under Delaware law to object to a merger and to demand payment in cash for the fair value of his shares. Such right does not apply in a short form merger involving the merger of a parent corporation into a wholly-owned subsidiary corporation. Consequently, shareholders of the Company will have no appraisal rights with respect to the Merger.

REGULATORY APPROVAL

      Other than the issuance of Certificates of Merger by the Secretary of State of Delaware and the Secretary of State of Texas and the approval of the waiver request submitted to the Federal Reserve Bank of Dallas in connection with the Merger, the Company knows of no approval or consent required by any governmental agency or unit in connection with the Merger.

VOTE REQUIRED FOR APPROVAL

      The Reincorporation Proposal has been approved by the Board of Directors, which unanimously recommends a vote "FOR" the Reincorporation Proposal. The Reincorporation will require the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Common Stock "FOR" the Reincorporation Proposal. As of April 3, 1995, these individuals beneficially owned an aggregate of 1,329,027 shares of Common Stock, or approximately 24.19% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. APPROVAL OF THE REINCORPORATION PROPOSAL BY SHAREHOLDERS WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE REINCORPORATION, AND THE IBC TEXAS ARTICLES. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE REINCORPORATION PROPOSAL. UNLESS OTHERWISE SPECIFIED, ALL PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY WILL BE VOTED IN FAVOR OF THE REINCORPORATION PROPOSAL.

                  SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

      The 1996 annual meeting of shareholders will be held on May 17, 1996. Proposals from shareholders intended to be presented at the 1995 annual meeting must be received in writing by the Company at its principal executive offices not later than December 22, 1995. The Company's principal executive offices are located at 1200 San Bernardo Avenue, Laredo, Texas 78040.

                                  OTHER MATTERS

      No business other than the matters set forth in this proxy statement is expected to come before the meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interest of the Company. In the event that any of the nominees for director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as Proxies will vote for such substitute nominee(s) as the Board of Directors recommends, or in the absence of such recommendation, such other persons as they consider to be in the best interests of the Company.

                                           INTERNATIONAL BANCSHARES CORPORATION

                                           Dennis E. Nixon
                                           President
Dated:  April 20, 1995
                                       21

THE COMPANY WILL PROVIDE SHAREHOLDERS WITH A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FOR THE PERIOD ENDED DECEMBER 31, 1994, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, WITHOUT CHARGE, UPON WRITTEN REQUEST ADDRESSED TO THE SECRETARY OF THE COMPANY, MR. ARNOLDO CISNEROS AT:

INTERNATIONAL BANCSHARES CORPORATION
P. O. DRAWER 1359
LAREDO, TEXAS 78042-1359
(210) 722-7611 EXTENSION 675

                                   APPENDIX A

                                    FORM OF
                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of the ________ day of MAY, 1995 by and between INTERNATIONAL BANCSHARES CORPORATION, a Delaware corporation (hereinafter referred to as "IBC Delaware"), and INTERNATIONAL BANCSHARES CORPORATION, a Texas corporation (hereinafter referred to as "IBC Texas") being sometimes hereinafter together referred to as the "Constituent Corporations."
                                    RECITALS:

      WHEREAS, IBC Delaware is a corporation duly organized and existing under the laws of the State of Delaware, and having authorized capital stock consisting of 15,000,000 shares of Common Stock, par value $1.00 per share, of which ____________ shares are outstanding;

      WHEREAS, IBC Texas is a corporation duly organized and existing under the laws of the State of Texas, and having an authorized capital stock consisting of 15,000,000 shares of Common Stock, par value $1.00 per share, of which 1,000 shares are outstanding;

      WHEREAS, all of the outstanding shares of IBC Texas are held by IBC Delaware;

      WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable for the general welfare and to the benefit of such corporations and their respective shareholders that IBC Delaware merge with and into IBC Texas pursuant to the provisions of Section 253 of the Delaware General Corporate Law (the "DGCL") and Sections 5.01 ET SEQ. of the Texas Business Corporation Act (the "TBCA");

      WHEREAS, the respective Boards of Directors of the Constituent Corporations have, by resolutions duly adopted, approved this Agreement and directed that it be executed by the undersigned officers and that it be submitted to the shareholders of IBC Delaware for approval; and

      WHEREAS, it is the intention of the Constituent Corporations that the Merger shall be a tax-free reorganization pursuant to the provisions of the Internal Revenue Code of 1986, as amended;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree, in accordance with the applicable provisions of the laws of the States of Delaware and Texas, that the Constituent Corporations shall be merged into a single corporation, to-wit: International Bancshares Corporation, a Texas corporation, one of the Constituent Corporations, and the terms and conditions of the merger hereby agreed upon (hereafter called the "Merger") which the parties covenant to observe, keep and perform, and the mode of carrying the same into effect are and shall be as hereafter set forth:

      SECTION 1. MERGER AND THE SURVIVING CORPORATION. (a) Subject to the terms and conditions of this Agreement, IBC Delaware shall be merged into IBC Texas in accordance with the applicable provisions of the DGCL and the TBCA. The Merger shall become effective upon the filing with the Secretary of State of the State of Texas of the articles of merger with respect thereto. For purposes hereof, the term "EFFECTIVE TIME" shall mean the time when such articles of merger are filed with the Texas Secretary of State, and the term "SURVIVING CORPORATION" shall mean IBC Texas as the corporation surviving in the Merger which will be governed by the laws of the State of Texas.

                                       1

      (b) At the Effective Time, by virtue of the Merger, all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due on whatever account, including choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of said Constituent Corporations, all with the full effect provided for in the DGCL and TBCA.

      (c) All corporate acts, policies, resolutions, approvals and authorizations of the shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents of IBC Delaware, which were valid and effective immediately prior to the Merger shall be taken for all purposes as the acts, plans, policies, resolutions, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to IBC Delaware. The employees of IBC Delaware shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of IBC Delaware.

      (d) The Articles of Incorporation of IBC Texas in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until further amended in accordance with the provisions thereof and the TBCA.

      (e) The By-Laws of IBC Texas in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, until altered, amended or repealed as provided therein and in the Articles of Incorporation of the Surviving Corporation.

      (f) The directors of IBC Delaware immediately prior to the Effective Time shall constitute the directors of the Surviving Corporation immediately following the Effective Time. Such directors shall hold their positions until their resignation or removal or until their successors are elected in accordance with the By-Laws of the Surviving Corporation and shall have duly qualified.

      (g) The officers of IBC Delaware immediately prior to the Effective Time shall constitute the officers of the Surviving Corporation immediately following the Effective Time. Such officers shall hold their offices until their resignation or removal or until their successors are elected or appointed in accordance with the By-Laws of the Surviving Corporation and shall have duly qualified.

      SECTION 2.  CONVERSION OF STOCK.  At the Effective Time:

      SECTION 2.1 IBC TEXAS. Each share of the common stock, par value $1.00 per share, of IBC Texas ("IBC Texas Common Stock") which shall be issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be cancelled and retired, all rights in respect thereof shall cease to exist and no shares of IBC Texas Common Stock or other securities of the Surviving Corporation shall be issuable with respect thereto.

      SECTION 2.2 IBC DELAWARE. (a) Each share of the common stock, par value $1.00 per share, of IBC Delaware ("IBC Delaware Common Stock") which shall be issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, be converted into and become one (1) share of IBC Texas Common Stock.
                                        2

      (b) Each of the outstanding stock options granted by IBC Delaware which is outstanding immediately prior to the Effective Time shall be changed and converted into a stock option of IBC Texas having the same terms and conditions as were in effect immediately prior to the Effective Date, provided, that each such option shall be exercisable for a number of shares of IBC Texas Common Stock equal to the number of shares of IBC Delaware Common Stock into which such option was exercisable immediately prior to the Effective Time.

      SECTION 2.3 STOCK CERTIFICATES. Each outstanding certificate that immediately prior to the Effective Time represented outstanding shares of IBC Delaware Common Stock shall from and after the Effective Time be deemed for all purposes to evidence ownership of and to represent the number of shares of IBC Texas Common Stock into which the shares of IBC Delaware Common Stock represented by such certificate shall have been converted as provided herein and shall be so registered on the books and records of IBC Texas or its transfer agents. The registered owner of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to IBC Texas or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of IBC Texas Common Stock evidenced by such outstanding certificate as provided above. It will not be necessary for holders of IBC Delaware Common Stock to exchange their existing stock certificates for certificates of IBC Texas Common Stock in connection with the Merger. However, shareholders may exchange their certificates if they so choose.

      SECTION 3. ACCOUNTING MATTERS. The assets and liabilities of the Constituent Corporations, as of the Effective Time of the Merger, shall be taken upon the books of the Surviving Corporation at the amounts at which they shall be carried at that time on the books of the respective Constituent Corporations, subject to such adjustments or eliminations of inter-company items as may be appropriate in giving effect to the Merger. The amount of the capital surplus and earned surplus accounts, if any, of the Surviving Corporation after the Merger shall be determined by the Board of Directors of the Surviving Corporation in accordance with the laws of the State of Texas and with generally accepted accounting principles.

      SECTION 4. CONDITIONS PRECEDENT. The obligations of the parties to effect the Merger shall be subject to (a) the approval of this Agreement by the Board of Directors of each of the Constituent Corporations and (b) the approval of this Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of IBC Delaware Common Stock entitled to vote thereon at a meeting of IBC Delaware stockholders duly called and held. Thereupon, Articles of Merger shall be duly filed and recorded in Texas and a Certificate of Merger shall be duly filed and recorded in Delaware.

      SECTION 5. AMENDMENT AND TERMINATION. (a) This Agreement and the Articles of Incorporation of the Surviving Corporation may be amended by the parties hereto, with the approval of their respective Boards of Directors, at any time prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of IBC Delaware, but, after such approval by the stockholders of IBC Delaware, no amendment shall be made which (1) alter or change the current rate of exchange of one share of IBC Texas Common Stock for each outstanding share of IBC Delaware Common Stock, (2) alter or change any term of the IBC Texas Articles (except revisions made to change the registered agent or registered office of IBC Texas or to reduce the number of authorized shares of IBC Texas Common Stock in the event the Increase in Authorized Shares Proposal is not approved by the IBC Delaware stockholders at IBC

                                       3

Delaware's 1995 Annual Meeting of Shareholders), or (3) would adversely affect the shareholders of IBC Delaware, without further approval of the shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      (b) This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval hereof by the stockholders of IBC Delaware, by the Board of Directors of either IBC Texas or IBC Delaware.

      (c) If this Agreement is terminated for any reason, no party hereto shall have any liability hereunder of any nature whatsoever to the others.

      SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      SECTION 7. FURTHER ASSURANCES. From time to time after the Effective Time as and when requested by the Surviving Corporation and to the extent permitted by law, the officers and directors of each of IBC Texas and IBC Delaware last in office shall execute and deliver such assignments, deeds and other instruments and shall take or cause to be taken such further or other actions as shall be necessary in order to vest or perfect in or to confirm of record or otherwise to the Surviving Corporation title to, and possession of, all of the assets, rights, franchises and interests of each of IBC Texas and IBC Delaware in and to every type of property (real, personal and mixed) and choses in action, and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized to take any and all such actions in the name of IBC Texas or IBC Delaware or otherwise.

      SECTION 8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, which together shall constitute a single agreement.

      IN WITNESS WHEREOF, IBC Texas and IBC Delaware have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   INTERNATIONAL BANCSHARES CORPORATION,
                                           a Texas corporation

                                   By: ______________________________
                                         Dennis E. Nixon, President
ATTEST:

By: ___________________________
    Arnoldo Cisneros, Secretary

                                   INTERNATIONAL BANCSHARES CORPORATION,
                                           a Delaware corporation

                                   By: ______________________________
                                         Dennis E. Nixon, President
ATTEST:

By: ___________________________
    Arnoldo Cisneros, Secretary

                                   APPENDIX B

                                    FORM OF
                           ARTICLES OF INCORPORATION

                                       OF

                      INTERNATIONAL BANCSHARES CORPORATION

                         ------------------------------

      Pursuant to the provisions of Article 3.01 of the Texas Business Corporation Act (the "TBCA"), the undersigned Incorporator adopts the following Articles of Incorporation:

                                    ARTICLE I

      The name of the corporation is International Bancshares Corporation.

                                   ARTICLE II

      The period of duration of the corporation is perpetual.

                                   ARTICLE III

      The purpose for which the corporation is organized is to transact any or all lawful business for which corporations may be organized under the TBCA.

                                   ARTICLE IV

      The aggregate number of shares which the corporation shall have the authority to issue is Fifteen Million (15,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.

                                    ARTICLE V

      The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least One Thousand Dollars ($1,000.00), consisting of money, labor done or property actually received.
                                   ARTICLE VI

      The street address of the initial registered office of the corporation is 1200 San Bernardo, Laredo, Texas 78041, and the name of the initial registered agent for the corporation at such address is Dennis E. Nixon.

                                   ARTICLE VII

      The initial Board of Directors of the corporation shall consist of nine members, whose names and addresses are as follows:

                  Name                            Address
                  ----                            -------
            Dennis E. Nixon                     1200 San Bernardo
                                                Laredo, Texas  78041

            Alberto A. Santos                   1200 San Bernardo
                                                Laredo, Texas  78041

            R. David Guerra                     1200 San Bernardo
                                                Laredo, Texas  78041

            Leonardo Salinas                    1200 San Bernardo
                                                Laredo, Texas  78041

            Roy Jennings, Jr.                   1200 San Bernardo
                                                Laredo, Texas  78041

            Lester Avigael                      1200 San Bernardo
                                                Laredo, Texas  78041

            Richard E. Haynes                   1200 San Bernardo
                                                Laredo, Texas  78041

            Irving Greenblum                    1200 San Bernardo
                                                Laredo, Texas  78041

            Sioma Neiman                        1200 San Bernardo
                                                Laredo, Texas  78041

                                  ARTICLE VIII

      The undersigned Incorporator, Dennis E. Nixon, is a natural person of the age of eighteen (18) years or more whose address is 1200 San Bernardo, Laredo, Texas 78041.
                                   ARTICLE IX

      The corporation shall indemnify to the fullest extent permitted by the TBCA, as presently in effect and as hereafter amended, any person who was, is, or is threatened to be made a named defendant or respondent to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that the person (i) is or was a director or officer of the corporation, or (ii) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The corporation shall have the power to purchase and maintain liability insurance for those persons or make other arrangements on such persons' behalf as and to the fullest extent permitted by the TBCA, as presently in effect and as hereafter amended.
                                        2

                                    ARTICLE X

      Cumulative voting by the shareholders of the corporation at any election for directors or upon any other matter is expressly prohibited, and the directors of the corporation shall be elected by plurality vote of the shareholders entitled to vote at such election.

                                   ARTICLE XI

      A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability for (a) a breach of the director's duty of loyalty to the corporation or its shareholders; (b) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (d) an act or omission for which the liability of the director is expressly provided by an applicable statute.

      If the TBCA or the Texas Miscellaneous Corporation Laws Act (the "TMCLA") hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on the personal liability provided herein, shall be limited to the fullest extent permitted by the TBCA, as amended and the TMCLA, as amended. Any repeal or modification of this Article XI by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director at the time of such repeal or modification.
                                   ARTICLE XII

      No shareholder of the corporation shall, by reason of his holding shares of any class of the capital stock of the corporation, have any preemptive or preferential right, other than such preemptive or preferential rights, if any, as the Board of Directors in its discretion may fix, to purchase, subscribe to or otherwise acquire any unissued or treasury shares of any class of the capital stock of the corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into, exchangeable for, or carrying or accompanied by warrants, options or rights to purchase or subscribe to shares of any class of the capital stock of the corporation, now or hereafter to be authorized, whether or not the issuance of any such shares of capital stock or such notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder, and the Board of Directors may issue shares of any class of the capital stock of the corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into, exchangeable for, or carrying or accompanied by warrants, options or rights to purchase or subscribe to shares of any class of the capital stock of the corporation, now or hereafter to be authorized, without offering any such shares of any class of capital stock of the corporation, either in whole or in part, to the existing shareholders of any class of the capital stock of the corporation.
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                                  ARTICLE XIII

      Any action required by the TBCA, as presently in effect and as hereafter amended, to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
                                   ARTICLE XIV

      Special meetings of the shareholders may be called only by (i) the Board of Directors, the President, or such other person(s) so authorized by the by-laws of the corporation or (ii) the holders of at least fifty percent of the outstanding shares entitled to vote at the proposed special meeting.

                                   ARTICLE XV

      With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by TBCA, as presently in effect and as hereafter amended, the act of the shareholders on that matter shall only require the affirmative vote of the holders of at least a majority of the shares entitled to vote on such matter, rather than the affirmative vote otherwise required by the TBCA, as presently in effect and hereafter amended.

      EXECUTED this ____ day of May, 1995.

                                          _______________________________
                                           Dennis E. Nixon, Incorporator

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